Exhibit 99.1

Trovagene to Attend the 29th Annual ROTH Conference

SAN DIEGO, CA — February 28, 2017 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, is scheduled to attend the 29th Annual ROTH Conference, March 12-15, 2017, at the Ritz Carlton Laguna Niguel in Dana Point, CA.

Bill Welch, Chief Executive Officer, and Mark Erlander, Chief Scientific Officer, will be attending the conference and participating in investor meetings on March 13th and 14th.  No formal presentation is being made.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in an effort to enable itself, through its CLIA/CAP — accredited laboratory, and others, through the distribution of research use only (RUO) kits and systems, to detect and monitor ctDNA in urine and blood. The Company’s PCM technology allows for detection and quantitation of oncogene mutations in cancer patients for improved disease management. Trovagene’s TroveraTM liquid biopsy test, which utilizes PCM technology, is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property, including multiple issued patents and pending patent applications worldwide. For more information, please visit http://www.trovagene.com/.

Trovagene Contact:

Vicki Kelemen
Sr. Director, Marketing Communications
858-952-7652
vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992